Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-145402, 333-152582, 333-159747, 333-162079, 333-179680, 333-189491, 333-194148, and 333-206114) of VMware, Inc. of our report dated February 24, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP

San Jose, California
February 24, 2017